EXHIBIT 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of
Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Asia Global Holdings Corp., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007 (the "Form 10-QSB") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Asia Global Holdings Corp. and will be retained by Asia Global Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 18, 2007	By:	/s/ Michael Mak
Michael Mak, President and
Chief Executive Officer

By:	/s/ Michael Mak
Michael Mak, Chief Financial Officer